Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports Fourth Quarter 2024 Results;

Provides Full Year 2025 Outlook; and Declares Quarterly Cash Dividend

Boca Raton, Florida, February 24, 2025 (BUSINESS NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended December 31, 2024.

Highlights of the fourth quarter include:

•	Net income of $178.8 million or $1.61 per share

•	Industry-leading AFFO per share of $3.47

•	Quarter-ending Net Debt to Annualized Adjusted EBITDA leverage ratio lowest in company history

•	Industry-leading dividend growth

In addition, the Company announced today that its Board of Directors has declared a quarterly cash dividend of $1.11 per share of the Company’s Class A Common Stock, an increase of approximately 13% over the dividend paid in the fourth quarter. The distribution is payable March 27, 2025 to the shareholders of record at the close of business on March 13, 2025.

“We had a solid finish to 2024, producing favorable results both financially and operationally,” commented Brendan Cavanagh, President and Chief Executive Officer. “Carrier activity levels in the US continued to grow and we finished 2024 with our highest backlogs of the year for both leasing and services, setting us up well for continued momentum in 2025. Our US customers continue to invest in their networks, deploying mid-band spectrum in support of Fixed Wireless Access and 5G coverage expansion, as well as investment in general network densification and expanded rural coverage. This dynamic should be favorable for organic leasing growth on our US assets for the next several years. Internationally we also saw solid leasing activity while we continued to expand our portfolio in certain markets and streamline operations in others. Subsequent to year-end we exited our operations in the Philippines and entered into an agreement to exit Colombia, eliminating subscale markets and allowing us to better focus our attention on growing and operating other key markets. In addition, our balance sheet remains very strong as we ended the year with our all-time lowest net debt to Adjusted EBITDA leverage ratio of 6.1x and no remaining debt maturities in 2025. This strength, along with the significant free cash flow that we are generating every year, has given us the confidence to increase our quarterly dividend by 13%. This dividend on an annual basis represents approximately 35% of AFFO in our 2025 Outlook, leaving us with significant capital available for the Millicom acquisition closing, potential additional portfolio growth and potential stock repurchases. Our business remains strong, and we are well positioned to benefit from helping our customers efficiently meet their many network needs.”

Operating Results

The table below details select financial results for the three months ended December 31, 2024 and comparisons to the prior year period.

	Q4 2024	Q4 2023	$ Change	% Change	% Change excluding FX (1)
Consolidated	($in millions, except per share amounts)
Site leasing revenue	$646.3	$636.1	$10.2	1.6%	4.6%
Site development revenue	47.4	39.0	8.4	21.5%	21.5%
Site leasing segment operating profit (2)	530.2	516.8	13.4	2.6%	5.4%
Tower cash flow (1)	527.8	512.2	15.6	3.0%	5.9%
Net cash interest expense	89.5	93.0	(3.5)	(3.7%)	(3.9%)
Net income (3)	178.8	109.5	69.3	63.3%	226.8%
Earnings per share — diluted	1.61	1.01	0.60	59.2%	227.6%
Adjusted EBITDA (1)	489.3	480.7	8.6	1.8%	4.6%
AFFO (1)	375.1	365.7	9.4	2.6%	5.9%
AFFO per share (1)	3.47	3.37	0.10	3.0%	6.2%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.
(2)	Site leasing contributed 97.9% of the Company’s total operating profit in the fourth quarter of 2024.
(3)

Net income includes a $77.8 million loss and $28.3 million gain, net of taxes, on the currency-related remeasurement of intercompany loans with foreign subsidiaries which are denominated in a currency other than the subsidiaries’ functional currencies for the fourth quarter of 2024 and 2023, respectively.

The table below details select financial results by segment for the three months ended December 31, 2024 and comparisons to the prior year period.

	Q4 2024	Q4 2023	$ Change	% Change	% Change excluding FX
	($in millions)
Domestic site leasing revenue	$471.8	$466.6	$5.2	1.1%	1.1%
Domestic cash site leasing revenue	472.3	460.9	11.4	2.5%	2.5%
Domestic site leasing segment operating profit	403.0	399.0	4.0	1.0%	1.0%
Domestic site leasing tower cash flow (1)	401.0	392.0	9.0	2.3%	2.3%
Int’l site leasing revenue	174.5	169.5	5.0	2.9%	14.2%
Int’l cash site leasing revenue	173.8	171.4	2.4	1.4%	12.7%
Int’l site leasing segment operating profit	127.2	117.8	9.4	7.9%	20.3%
Int’l site leasing tower cash flow (1)	126.8	120.2	6.6	5.5%	17.8%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

The table below details key margins for the three months ended December 31, 2024 and comparisons to the prior year period.

	Q4 2024	Q4 2023
Tower Cash Flow Margin (1)	81.7%	81.0%
Adjusted EBITDA Margin (1)	70.6%	71.6%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

Investing Activities

During the fourth quarter of 2024, SBA acquired 7 communication sites for total cash consideration of $1.3 million. SBA also built 159 towers during the fourth quarter of 2024. As of December 31, 2024, SBA owned or operated 39,749 communication sites, 17,464 of which are located in the United States and its territories and 22,285 of which are located internationally. In addition, the Company spent $14.3 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the fourth quarter of 2024 were $87.0 million, consisting of $17.3 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $69.7 million of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

Subsequent to the fourth quarter of 2024, in addition to the over 7,000 sites under contract with Millicom as previously announced, the Company purchased or is under contract to purchase 32 communication sites for an aggregate consideration of $14.6 million in cash that it expects to close by the end of the second quarter of 2025.

On January 10, 2025, the Company sold all of its towers and related assets held in the Philippines. On February 20, 2025, the Company entered into an agreement to sell all of its towers and related assets held in Colombia. This transaction is expected to close by the end of the first quarter of 2025; however, the ultimate closing is dependent upon regulatory approvals and other requirements and may differ from this date.

Financing Activities and Liquidity

SBA ended the fourth quarter of 2024 with $13.7 billion of total debt, $10.7 billion of total secured debt, $1.7 billion of cash and cash equivalents, short-term restricted cash, and short-term investments, and $12.0 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 6.1x and 4.6x, respectively.

On October 2, 2024, the Company, through its wholly owned subsidiary, SBA Senior Finance II, amended its Senior Credit Agreement to (1) reduce the stated rate of interest of the Initial Term Loans to, at SBA Senior Finance II’s election, the Base Rate plus 75 basis points (previously 100 basis points) or Term SOFR plus 175 basis points (previously 200 basis points) and (2) amend certain other terms and conditions under the Senior Credit Agreement.

On October 11, 2024, the Company, through an existing trust, issued $1.45 billion of Secured Tower Revenue Securities Series 2024-1C which have an interest rate of 4.831%, an anticipated repayment date of October 9, 2029 and a final maturity date of October 8, 2054 (the “2024-1C Tower Securities”) and $620.0 million of Secured Tower Revenue Securities Series 2024-2C which have an effective interest rate of 4.654%, an anticipated repayment date of October 8, 2027 and a final maturity date of October 8, 2054 (the “2024-2C Tower Securities”). The aggregate $2.07 billion of 2024-1C Tower Securities and 2024-2C Tower Securities have a blended effective interest rate of 4.778% and a weighted average life through the anticipated repayment date of 4.4 years. Net proceeds from this offering were used (1) to repay the aggregate principal amount of the 2014-2C Tower Securities ($620.0 million) on October 8, 2024, (2) to repay the aggregate principal amount of the 2019-1C Tower Securities ($1.165 billion) and the 2019-1R Tower Securities ($61.4 million) on January 15, 2025, and (3) for general corporate purposes.

As of the date of this press release, the Company had no amount outstanding under its $2.0 billion Revolving Credit Facility.

The Company did not repurchase any shares of its Class A common stock during the fourth quarter of 2024. As of the date of this filing, the Company has $204.7 million of authorization remaining under its approved repurchase plan.

In the fourth quarter of 2024, the Company declared and paid a cash dividend of $105.4 million.

Outlook

The Company is providing its initial full year 2025 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2025 Outlook assumes the acquisitions of only those communication sites under contract which are expected to close in 2025 at the time of this press release. This includes an estimated closing date for the previously announced transaction with Millicom of September 1, 2025; however, the ultimate closing is dependent upon regulatory approvals and other requirements and may differ from this date. The Company may spend additional capital in 2025 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2025 guidance. The Outlook also does not contemplate any additional repurchases of the Company’s stock or new debt financings during 2025, although the Company may ultimately spend capital to repurchase stock or issue new debt during the remainder of the year.

The Company’s Outlook assumes an average foreign currency exchange rate of 5.77 Brazilian Reais to 1.0 U.S. Dollar, 1.42 Canadian Dollars to 1.0 U.S. Dollar, 2,600 Tanzanian shillings to 1.0 U.S. Dollar, and 18.34 South African Rand to 1.0 U.S. Dollar throughout 2025. When compared to 2024 actual foreign currency exchange rates, these 2025 foreign currency rate assumptions negatively impacted the 2025 full year Outlook by approximately $25.1 million for leasing revenue, $18.5 million for Tower Cash Flow, $17.0 million for Adjusted EBITDA, and $16.7 million for AFFO.

(in millions, except per share amounts)	Full Year 2025
Site leasing revenue	$2,530.0	to	$2,555.0
Site development revenue	$160.0	to	$180.0
Total revenues	$2,690.0	to	$2,735.0
Tower Cash Flow (1)	$2,040.0	to	$2,065.0
Adjusted EBITDA (1)	$1,885.0	to	$1,905.0
Net cash interest expense (2)	$429.0	to	$435.0
Non-discretionary cash capital expenditures (3)	$53.0	to	$63.0
AFFO (1)	$1,345.0	to	$1,385.0
AFFO per share (1) (4)	$12.40	to	$12.76
Discretionary cash capital expenditures (5)	$1,255.0	to	$1,275.0

(1)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(2)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(3)	Consists of tower maintenance and general corporate capital expenditures.
(4)

Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 108.5 million. Outlook does not include the impact of any potential future repurchases of the Company’s stock during 2025.

(5)

Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include easements or payments to extend lease terms and expenditures for acquisitions of revenue producing assets not under contract at the date of this press release.

Bridge of 2024 Total Site Leasing Revenue to 2025 Guidance

The table below presents a bridge of the Company’s 2024 Site Leasing Revenue to the Company’s Outlook for 2025 Site Leasing Revenue by reportable segment.

(in millions)	Consolidated			Domestic			International
2024 Total Site Leasing Revenue	$2,527			$1,862			$665
(+) New Leases and Amendments	51	to	57	35	to	39	16	to	18
(+) Escalations	68	to	71	51	to	52	17	to	19
(-) Sprint Consolidation Churn	(52)	to	(50)	(52)	to	(50)	—	to	—
(-) Regular Churn	(53)	to	(47)	(22)	to	(20)	(31)	to	(27)
(+) Non-Organic Revenue (1)	53	to	53	7	to	7	46	to	46
(+ / -) Straight-line Revenue	(16)	to	(11)	(24)	to	(21)	8	to	10
(+ / -) FX	(25)	to	(25)	—	to	—	(25)	to	(25)
(+ / -) Other (2)	(23)	to	(20)	—	to	2	(23)	to	(22)

2025 Total Site Leasing Revenue	$2,530	to	$2,555	$1,857	to	$1,871	$673	to	$684

(1)	Includes contributions from acquisitions and new infrastructure builds.
(2)	Includes pass-through reimbursable expenses, amortization of capital contributions for tower augmentations, managed and non-macro business and other miscellaneous items.

Conference Call Information

SBA Communications Corporation will host a conference call on Monday, February 24, 2025 at 5:00 PM (EST) to discuss the quarterly results. The call may be accessed as follows:

When:	Monday, February 24, 2025 at 5:00 PM (EST)
Dial-in Number:	(202) 735-3323
Access Code:	8704344
Conference Name:	SBA Fourth quarter 2024 results
Replay Available:	February 25, 2025 at 12:01 AM to March 26, 2025 at 12:00 AM (TZ: Eastern)
Replay Number:	(888) 569-9724
Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release and the Company’s earnings call include forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) the execution of its growth strategies and the impacts to its financial performance, (ii) continued growth in the U.S. and the drivers of that growth, including continued investments by, and market demands on, the Company’s customers, (iii) its capital allocation strategy, (iv) its outlook for financial and operational performance in 2025, the assumptions it made and the drivers contributing to its initial full year guidance, (v) the timing of closing for currently pending acquisitions, including the Millicom acquisition and its anticipated revenue, tower cash flows and other anticipated benefits, (vi) tower portfolio growth and positioning for future growth, (vii) asset purchases, share repurchases, and debt financings, (viii) carrier activity in the U.S., (ix) the strength of its balance sheet and ability to generate significant free cash flow every year, (x) its customers’ ongoing network investments and its ability to capture growth and stabilize its international cash flows from such investments, (xi) its quarterly dividend, including that, on an annual basis, it represents approximately 35% of AFFO in the 2025 outlook , (xii) its new leasing business, (xiii) its operations and markets, (xiv) its plans for new tower builds and the location of such tower builds, (xv) the timing and expectations regarding the sale of its Colombia assets, and (xvi) foreign exchange rates and their impact on the Company’s financial and operational guidance and the Company’s 2025 Outlook.

The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the impact of macro-economic conditions, including high interest rates, tariffs, inflation and financial market volatility on (a) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (b) the Company’s business and results of operations, and on foreign currency exchange rates and (c) consumer discretionary income and demand for wireless services, (2) the timing of the closing of the Millicom acquisition and the Company’s ability to recognize anticipated revenues, tower cash flows and other anticipated benefits under the Millicom transaction, (3) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in the United States and in the Company’s other international markets; (4) the Company’s ability to accurately identify and manage any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (5) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (6) the Company’s ability to manage expenses and cash capital expenditures at anticipated levels; (7) the impact of continued consolidation among wireless service providers in the U.S. and internationally, on the Company’s leasing revenue; (8) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (9) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (10) the Company’s ability to acquire land underneath towers on terms that are accretive; (11) the Company’s ability to obtain future financing at commercially reasonable rates or at all; (12) the Company’s ability to achieve the new builds targets included in its anticipated annual portfolio growth goals, which will depend, among other things, on obtaining zoning and regulatory approvals, availability and cost of labor and supplies, and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2025; and (13) the Company’s ability to meet its total portfolio growth, which will depend, in addition to the new build risks, on the Company’s ability to identify and acquire sites at prices and upon terms that will provide accretive portfolio growth, competition from third parties for such acquisitions and our ability to negotiate the terms of, and acquire, these potential tower portfolios on terms that meet our internal return criteria.

With respect to its expectations regarding the ability to close, and realize the benefits of, pending acquisitions, including the Millicom transaction, these factors also include satisfactorily completing due diligence, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration, its ability to accurately anticipate the future performance of the acquired towers and any challenges or costs associated with the integration of such towers. With respect to the repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes. Furthermore, the Company’s forward-looking statements and its 2025 outlook assumes that the Company continues to qualify for treatment as a REIT for U.S. federal income tax purposes and that the Company’s business is currently operated in a manner that complies with the REIT rules and that it will be able to continue to comply with and conduct its business in accordance with such rules. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s most recently filed Annual Report on Form 10-K.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a leading independent owner and operator of wireless communications infrastructure including towers, buildings, rooftops, distributed antenna systems (DAS) and small cells. With a portfolio of more than 39,000 communications sites throughout the Americas and in Africa, SBA is listed on NASDAQ under the symbol SBAC. Our organization is part of the S&P 500 and one of the top Real Estate Investment Trusts (REITs) by market capitalization. For more information, please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Maria Alexandra Velez

VP, Corporate Affairs

561-981-7352

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited) (in thousands, except per share amounts)

	For the three months		For the year
	ended December 31,		ended December 31,
	2024	2023	2024	2023
Revenues:
Site leasing	$646,335	$636,084	$2,526,765	$2,516,935
Site development	47,365	38,940	152,869	194,649

Total revenues	693,700	675,024	2,679,634	2,711,584

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	116,104	119,277	462,997	472,687
Cost of site development	36,025	25,021	118,730	139,935
Selling, general, and administrative expenses (1)	67,595	67,523	258,756	267,936
Acquisition and new business initiatives related adjustments and expenses	6,567	5,049	25,946	21,671
Asset impairment and decommission costs	19,997	77,067	107,925	169,387
Depreciation, accretion, and amortization	65,073	171,400	269,517	716,309

Total operating expenses	311,361	465,337	1,243,871	1,787,925

Operating income	382,339	209,687	1,435,763	923,659

Other income (expense):
Interest income	20,603	5,541	41,962	18,305
Interest expense	(110,145)	(98,537)	(399,778)	(400,373)
Non-cash interest expense	(4,945)	(6,213)	(27,661)	(35,868)
Amortization of deferred financing fees	(5,860)	(5,144)	(21,265)	(20,273)
Loss from extinguishment of debt, net	(1,512)	—	(5,940)	—
Other (expense) income, net	(124,606)	33,090	(250,415)	63,053

Total other expense, net	(226,465)	(71,263)	(663,097)	(375,156)

Income before income taxes	155,874	138,424	772,666	548,503
Benefit (provision) for income taxes	22,917	(28,896)	(23,989)	(51,088)

Net income	178,791	109,528	748,677	497,415
Net (income) loss attributable to noncontrolling interests	(5,162)	—	859	4,397

Net income attributable to SBA Communications Corporation	$173,629	$109,528	$749,536	$501,812

Net income per common share attributable to SBA Communications Corporation:
Basic	$1.61	$1.01	$6.96	$4.64

Diluted	$1.61	$1.01	$6.94	$4.61

Weighted-average number of common shares
Basic	107,529	107,953	107,644	108,204

Diluted	108,105	108,581	108,080	108,907

(1)

Includes non-cash compensation of $17,259 and $21,341 for the three months ended December 31, 2024 and 2023, respectively, and $71,637 and $85,050 for the year ended December 31, 2024 and 2023, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$189,841	$208,547
Restricted cash	1,206,653	38,129
Accounts receivable, net	145,695	182,746
Costs and estimated earnings in excess of billings on uncompleted contracts	19,198	16,252
Prepaid expenses and other current assets	417,333	38,593

Total current assets	1,978,720	484,267
Property and equipment, net	2,792,084	2,711,719
Intangible assets, net	2,388,707	2,455,597
Operating lease right-of-use assets, net	2,292,459	2,240,781
Acquired and other right-of-use assets, net	1,308,269	1,473,601
Other assets	657,097	812,476

Total assets	$11,417,336	$10,178,441

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$59,549	$42,202
Accrued expenses	81,977	92,622
Current maturities of long-term debt	1,187,913	643,145
Deferred revenue	127,308	235,668
Accrued interest	62,239	57,496
Current lease liabilities	261,017	273,464
Other current liabilities	17,933	18,662

Total current liabilities	1,797,936	1,363,259
Long-term liabilities:
Long-term debt, net	12,403,825	11,681,170
Long-term lease liabilities	1,903,439	1,865,686
Other long-term liabilities	367,942	404,161

Total long-term liabilities	14,675,206	13,951,017
Redeemable noncontrolling interests	54,132	35,047
Shareholders’ deficit:
Preferred stock - par value $0.01, 30,000 shares authorized, no shares issued or outstanding	—	—
Common stock - Class A, par value $0.01, 400,000 shares authorized, 107,561 shares and 108,050 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	1,076	1,080
Additional paid-in capital	2,975,455	2,894,060
Accumulated deficit	(7,326,133)	(7,450,824)
Accumulated other comprehensive loss, net	(760,336)	(615,198)

Total shareholders’ deficit	(5,109,938)	(5,170,882)

Total liabilities, redeemable noncontrolling interests, and shareholders’ deficit	$11,417,336	$10,178,441

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited) (in thousands)

	For the three months
	ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$178,791	$109,528
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, accretion, and amortization	65,073	171,400
Loss (gain) on remeasurement of U.S. denominated intercompany loans	116,941	(42,470)
Non-cash compensation expense	17,934	22,089
Non-cash asset impairment and decommission costs	17,320	73,878
Loss from extinguishment of debt, net	1,512	—
Deferred and non-cash income tax (benefit) provision	(30,140)	21,121
Other non-cash items reflected in the Statements of Operations	15,879	23,565
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, net	(35,171)	(14,287)
Prepaid expenses and other assets	(2,482)	(11,997)
Operating lease right-of-use assets, net	26,110	29,804
Accounts payable and accrued expenses	(2,193)	(51,691)
Accrued interest	29,205	27,391
Long-term lease liabilities	(32,140)	(34,884)
Other liabilities	(56,415)	109,164

Net cash provided by operating activities	310,224	432,611

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(31,402)	(37,110)
Capital expenditures	(55,549)	(62,722)
Purchase of investments, net	(238,555)	(532)
Other investing activities	(3,384)	(6,006)

Net cash used in investing activities	(328,890)	(106,370)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments under Revolving Credit Facility	(160,000)	(190,000)
Repurchase and retirement of common stock	—	(46,358)
Payment of dividends on common stock	(105,383)	(91,759)
Proceeds from issuance of Tower Securities, net of fees	2,052,136	—
Repayment of Tower Securities	(620,269)	—
Proceeds from employee stock purchase/stock option plans	8,842	23,138
Other financing activities	4,264	(6,575)

Net cash provided by (used in) financing activities	1,179,590	(311,554)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(11,759)	4,175
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	1,149,165	18,862
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	251,492	232,084

End of period	$1,400,657	$250,946

Selected Capital Expenditure Detail

	For the three	For the
	months ended	year ended
	December 31, 2024	December 31, 2024
	(in thousands)
Construction and related costs	$23,170	$119,853
Augmentation and tower upgrades	15,069	53,554
Non-discretionary capital expenditures:
Tower maintenance	15,418	49,210
General corporate	1,892	5,532

Total non-discretionary capital expenditures	17,310	54,742

Total capital expenditures	$55,549	$228,149

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at September 30, 2024	17,477	22,285	39,762
Sites acquired during the fourth quarter	—	7	7
Sites built during the fourth quarter	8	151	159
Sites decommissioned/reclassified/sold during the fourth quarter	(21)	(158)	(179)

Sites owned at December 31, 2024	17,464	22,285	39,749

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months		For the three months		For the three months
	ended December 31,		ended December 31,		ended December 31,
	2024	2023	2024	2023	2024	2023
	(in thousands)
Segment revenue	$471,861	$466,595	$174,474	$169,489	$47,365	$38,940
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(68,799)	(67,621)	(47,305)	(51,656)	(36,025)	(25,021)

Segment operating profit	$403,062	$398,974	$127,169	$117,833	$11,340	$13,919

Segment operating profit margin	85.4%	85.5%	72.9%	69.5%	23.9%	35.7%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin; (ii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iii) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); and (v) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition.

Specifically, we believe that:

(1) Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2) Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3) FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of (1) our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4) Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5) Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our Senior Credit Agreement and indentures relating to our 2020 Senior Notes and 2021 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the financial metrics listed in the table below by dividing the current period’s financial results by the average monthly exchange rates of the prior year period, and by eliminating the impact of the remeasurement of our intercompany loans. The table below provides the reconciliation of the reported growth rate year-over-year of each of such measures to the growth rate after eliminating the impact of changes in foreign currency exchange rates to such measure.

	Fourth quarter
	2024 year	Foreign	Growth excluding
	over year	currency	foreign
	growth rate	impact	currency impact
Total site leasing revenue	1.6%	(3.0%)	4.6%
Total cash site leasing revenue	2.2%	(3.0%)	5.2%
Int’l cash site leasing revenue	1.4%	(11.3%)	12.7%
Total site leasing segment operating profit	2.6%	(2.8%)	5.4%
Int’l site leasing segment operating profit	7.9%	(12.4%)	20.3%
Total site leasing tower cash flow	3.0%	(2.9%)	5.9%
Int’l site leasing tower cash flow	5.5%	(12.3%)	17.8%
Net cash interest expense	(3.7%)	0.2%	(3.9%)
Net income	63.3%	(163.5%)	226.8%
Earnings per share — diluted	59.2%	(168.4%)	227.6%
Adjusted EBITDA	1.8%	(2.8%)	4.6%
AFFO	2.6%	(3.3%)	5.9%
AFFO per share	3.0%	(3.2%)	6.2%

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The table below sets forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months		For the three months		For the three months
	ended December 31,		ended December 31,		ended December 31,
	2024	2023	2024	2023	2024	2023
	(in thousands)
Site leasing revenue	$471,861	$466,595	$174,474	$169,489	$646,335	$636,084
Non-cash straight-line leasing revenue	453	(5,720)	(681)	1,892	(228)	(3,828)

Cash site leasing revenue	472,314	460,875	173,793	171,381	646,107	632,256
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(68,799)	(67,621)	(47,305)	(51,656)	(116,104)	(119,277)
Non-cash straight-line ground lease expense	(2,504)	(1,272)	262	451	(2,242)	(821)

Tower Cash Flow	$401,011	$391,982	$126,750	$120,176	$527,761	$512,158

Tower Cash Flow Margin	84.9%	85.1%	72.9%	70.1%	81.7%	81.0%

Forecasted Tower Cash Flow for Full Year 2025

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2025:

	Full Year 2025
	(in millions)
Site leasing revenue	$2,530.0	to	$2,555.0
Non-cash straight-line leasing revenue	(0.5)	to	4.5

Cash site leasing revenue	2,529.5	to	2,559.5
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(473.0)	to	(483.0)
Non-cash straight-line ground lease expense	(16.5)	to	(11.5)

Tower Cash Flow	$2,040.0	to	$2,065.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months
	ended December 31,
	2024	2023
	(in thousands)
Net income	$178,791	$109,528
Non-cash straight-line leasing revenue	(228)	(3,828)
Non-cash straight-line ground lease expense	(2,242)	(821)
Non-cash compensation	17,934	22,089
Loss from extinguishment of debt, net	1,512	—
Other expense (income), net	124,606	(33,090)
Acquisition and new business initiatives related adjustments and expenses	6,567	5,049
Asset impairment and decommission costs	19,997	77,067
Interest income	(20,603)	(5,541)
Total interest expense (1)	120,950	109,894
Depreciation, accretion, and amortization	65,073	171,400
(Benefit) provision for taxes (2)	(23,107)	28,914

Adjusted EBITDA	$489,250	$480,661

Annualized Adjusted EBITDA (3)	$1,957,000	$1,922,644

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.
(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months
	ended December 31,
	2024	2023
	(in thousands)
Total revenues	$693,700	$675,024
Non-cash straight-line leasing revenue	(228)	(3,828)

Total revenues minus non-cash straight-line leasing revenue	$693,472	$671,196

Adjusted EBITDA	$489,250	$480,661

Adjusted EBITDA Margin	70.6%	71.6%

Forecasted Adjusted EBITDA for Full Year 2025

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2025:

	Full Year 2025
	(in millions)
Net income	$901.5	to	$946.5
Non-cash straight-line leasing revenue	(0.5)	to	4.5
Non-cash straight-line ground lease expense	(16.5)	to	(11.5)
Non-cash compensation	78.5	to	73.5
Other income, net	(17.0)	to	(17.0)
Acquisition and new business initiatives related adjustments and expenses	23.0	to	18.0
Asset impairment and decommission costs	123.0	to	118.0
Interest income	(35.5)	to	(30.5)
Total interest expense (1)	501.5	to	491.5
Depreciation, accretion, and amortization	284.0	to	274.0
Provision for taxes (2)	43.0	to	38.0

Adjusted EBITDA	$1,885.0	to	$1,905.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes, which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share

The tables below set forth the reconciliations of FFO, AFFO, and AFFO per share to their most comparable GAAP measurement.

	For the three months
	ended December 31,
	2024		2023
	(in thousands)	($per share)	(in thousands)	($per share)
Net income	$178,791	$1.65	$109,528	$1.01
Real estate related depreciation, amortization, and accretion	63,588	0.59	169,665	1.56
Asset impairment and decommission costs	19,997	0.18	77,067	0.71

FFO	$262,376	$2.42	$356,260	$3.28
Adjustments to FFO:
Non-cash straight-line leasing revenue	(228)	—	(3,828)	(0.04)
Non-cash straight-line ground lease expense	(2,242)	(0.02)	(821)	(0.01)
Non-cash compensation	17,934	0.17	22,089	0.20
Adjustment for non-cash portion of tax (benefit) provision	(30,433)	(0.28)	21,816	0.20
Non-real estate related depreciation, amortization, and accretion	1,485	0.01	1,735	0.02
Amortization of deferred financing costs and debt discounts and non-cash interest expense	10,805	0.10	11,357	0.10
Loss from extinguishment of debt, net	1,512	0.01	—	—
Other expense (income), net	124,606	1.16	(33,090)	(0.29)
Acquisition and new business initiatives related adjustments and expenses	6,567	0.06	5,049	0.05
Non-discretionary cash capital expenditures	(17,310)	(0.16)	(14,887)	(0.14)

AFFO	$375,072	$3.47	$365,680	$3.37
Adjustments for joint venture partner interest	(1,539)	(0.01)	(1,248)	(0.01)

AFFO attributable to SBA Communications Corporation	$373,533	$3.46	$364,432	$3.36

Diluted weighted average number of common shares		108,105		108,581

Forecasted AFFO for the Full Year 2025

The tables below set forth the reconciliations of the forecasted AFFO and AFFO per share set forth in the Outlook section to their most comparable GAAP measurements for the full year 2025:

(in millions, except per share amounts)	Full Year 2025
	(in millions)			($ per share)
Net income	$901.5	to	$946.5	$8.31	to	$8.72
Real estate related depreciation, amortization, and accretion	271.0	to	266.0	2.50	to	2.45
Asset impairment and decommission costs	123.0	to	118.0	1.13	to	1.09

FFO	$1,295.5	to	$1,330.5	$11.94	to	$12.26
Adjustments to FFO:
Non-cash straight-line leasing revenue	(0.5)	to	4.5	—	to	0.04
Non-cash straight-line ground lease expense	(16.5)	to	(11.5)	(0.15)	to	(0.11)
Non-cash compensation	78.5	to	73.5	0.72	to	0.68
Non-real estate related depreciation, amortization, and accretion	13.0	to	8.0	0.12	to	0.07
Amortization of deferred financing costs and debt discounts and non-cash interest expense	32.0	to	32.0	0.29	to	0.29
Other income, net	(17.0)	to	(17.0)	(0.16)	to	(0.16)
Acquisition and new business initiatives related adjustments and expenses	23.0	to	18.0	0.21	to	0.17
Non-discretionary cash capital expenditures	(63.0)	to	(53.0)	(0.57)	to	(0.48)

AFFO	$1,345.0	to	$1,385.0	$12.40	to	$12.76
Adjustments for joint venture partner interest	(8.0)	to	(8.0)	(0.07)	to	(0.07)

AFFO attributable to SBA Communications Corporation	$1,337.0	to	$1,377.0	$12.33	to	$12.69

Diluted weighted average number of common shares (1)				108.5	to	108.5

(1)	Our assumption for weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2025.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

December 31,
2024
(in thousands)
2019-1C Tower Securities	$1,165,000
2020-1C Tower Securities	750,000
2020-2C Tower Securities	600,000
2021-1C Tower Securities	1,165,000
2021-2C Tower Securities	895,000
2021-3C Tower Securities	895,000
2022-1C Tower Securities	850,000
2024-1C Tower Securities	1,450,000
2024-2C Tower Securities	620,000
2024 Term Loan	2,282,750

Total secured debt	10,672,750
2020 Senior Notes	1,500,000
2021 Senior Notes	1,500,000

Total unsecured debt	3,000,000

Total debt	$13,672,750

Leverage Ratio
Total debt	$13,672,750
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(1,651,028)

Net debt	$12,021,722

Divided by: Annualized Adjusted EBITDA	$1,957,000

Leverage Ratio	6.1x

Secured Leverage Ratio
Total secured debt	$10,672,750
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(1,651,028)

Net Secured Debt	$9,021,722

Divided by: Annualized Adjusted EBITDA	$1,957,000

Secured Leverage Ratio	4.6x